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                                                                   EXHIBIT 10.20


DEPARTMENT OF HEALTH & HUMAN SERVICES
                                      Office of Inspector General
                                      Office of Counsel to the Inspector General

                                                      Cohen Building - Room 5527
                                                     330 Independence Ave., S.W.
                                                          Washington, D.C. 20201

                                October 15, 2002

Todd J. Kerr
Senior Vice President of Audit and
  Compliance
LifePoint Hospitals, Inc.
103 Powell Court, Suite 200
Brentwood, TN 37027

         Re:    IRO Verification Review of Laboratory Claims

Dear Todd:

I am writing to confirm our recent conversations and emails regarding the Independent Review Organization (IRO) review of LifePoint's laboratory claims review. Section III.D of LifePoint's Corporate Integrity Agreement (CIA), as amended April 29, 2002, requires that LifePoint perform a claims review of outpatient laboratory claims at four hospitals each year. An IRO must select a random sample of a minimum of 10% of the items reviewed by LifePoint and re-perform LifePoint's workplan steps.

In brief summary, you requested that the IRO review of the laboratory claims be eliminated for several reasons: (1) the IRO found no exceptions in year one of the CIA; (2) given the "no exceptions" findings, the significant costs outweigh the benefits of the IRO review; and (3) LifePoint conducts a number of internal reviews (detailed in your September 17, 2002 email) to ensure that billing for laboratory services is proper.

In light of the above, we agree that the IRO review of the laboratory claims can be eliminated for the remainder of the CIA. In replacement of this IRO review, you agreed to submit as part of future annual reports summaries of the quarterly self-audits and the audits conducted as part of the Internal Audit's annual workplan. Please call me if you have any questions.


                                       Sincerely,

                                       /s/  Barbara A. Frederickson

                                       Barbara A. Frederickson
                                       Senior Counsel